 Exhibit j (v)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm included on the cover page and under the caption of “Independent Registered Public Accounting Firm” in the Statements of Additional Information. We also consent to the reference to our firm under the caption “Financial Highlights” in the Prospectuses and to the use of our reports dated July 20, 2015 (for the USAA Cornerstone Aggressive Fund, USAA Cornerstone Conservative Fund, USAA Cornerstone Equity Fund, USAA Cornerstone Moderate Fund, USAA Cornerstone Moderately Aggressive Fund, USAA Cornerstone Moderately Conservative Fund, USAA Government Securities Fund, USAA Growth and Tax Strategy Fund, USAA International Fund, USAA Managed Allocation Fund, USAA Precious Metals and Minerals Fund, USAA Treasury Money Market Trust, and USAA World Growth Fund) and July 23, 2015 (for the USAA Emerging Markets Fund) on the financial statements and financial highlights as of and for the periods ended May 31, 2015 and September 18, 2014 (for the USAA Aggressive Growth Fund, USAA Capital Growth Fund, USAA First Start Growth Fund, USAA Growth Fund, USAA Growth and Income Fund, USAA High Income Fund,  USAA Income Fund, USAA Income Stock Fund, USAA Intermediate Term Bond Fund, USAA Money Market Fund, USAA Science and Technology Fund, USAA Short Term Bond Fund, USAA Small Cap Stock Fund, and USAA Value Fund) on the financials statements and financial highlights as of and for the periods ended July 31, 2014 in the Post-Effective Amendment Number 115 to the Registration Statement (Form N-1A  No. 33-65572).

/s/ Ernst & Young LLP

San Antonio, Texas
August 6, 2015